SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

DECKERS OUTDOOR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DECKERS OUTDOOR CORPORATION

April 11, 2002

Dear Stockholder:

       We cordially invite you to attend our 2002 Annual Meeting of Stockholders to be held at 5:00 p.m. on Monday, May 20, 2002 at Deckers Outdoor Corporation, 495-A South Fairview Avenue, Goleta, California 93117. Enclosed are the Notice of Annual Meeting, Proxy Statement and a Proxy Card relating to the Annual Meeting which we urge you to read carefully. Also enclosed is the Company’s 2001 Annual Report to Stockholders on Form 10-K. Whether or not you expect to attend the Annual Meeting, please sign and date the enclosed Proxy Card and return it as promptly as possible to ensure that your shares will be voted. Properly executed Proxy Cards received by the Company prior to the Annual Meeting will be voted in accordance with the instructions indicated in such cards. Because mail delays occur frequently, it is important that the enclosed Proxy Card be returned well in advance of the meeting.

ON BEHALF OF YOUR
BOARD OF DIRECTORS

DOUGLAS B. OTTO
Chairman of the Board and
Chief Executive Officer

DECKERS OUTDOOR CORPORATION

495-A South Fairview Avenue, Goleta, California 93117

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 20, 2002

TO THE STOCKHOLDERS OF

DECKERS OUTDOOR CORPORATION

      Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Deckers Outdoor Corporation, a Delaware corporation (the “Company”), will be held at Deckers Outdoor Corporation, 495-A South Fairview Avenue, Goleta, California 93117, on Monday, May 20, 2002, beginning at 5:00 p.m., local time. The Annual Meeting will be held for the following purposes:

1. To elect two (2) directors of the Company to serve as Class III directors until the Annual Meeting of Stockholders to be held in 2005.

2. To ratify the selection of KPMG LLP as the Company’s independent auditors.

3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

      The Board of Directors has fixed March 22, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting.

      A list of stockholders entitled to vote at the Annual Meeting will be available at the offices of the Company for ten (10) days prior to the Annual Meeting.

      We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

      STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

BY ORDER OF THE BOARD OF DIRECTORS

DOUGLAS B. OTTO
Chairman of the Board and
Chief Executive Officer

Goleta, California

April 11, 2002

DECKERS OUTDOOR CORPORATION

495-A South Fairview Avenue
Goleta, California 93117

ANNUAL MEETING OF STOCKHOLDERS

To be Held May 20, 2002

PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Deckers Outdoor Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 5:00 p.m., local time, on May 20, 2002, at Deckers Outdoor Corporation, 495-A South Fairview Avenue, Goleta, California 93117, and any postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying Form of Proxy were first mailed to stockholders on or about April 11, 2002.

RECORD DATE AND VOTING

      March 22, 2002 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and any postponements or adjournments thereof. As of March 22, 2002, there were outstanding 9,356,897 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”). No shares of the Company’s preferred stock, par value $.01 per share, were outstanding as of that date. A majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.

      Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. With respect to all matters, other than the election of the directors, the affirmative vote of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected by a plurality of the votes of the shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a director has been elected. Unless otherwise instructed, proxies solicited by the Company will be voted “FOR” the nominees named herein for election as directors, “FOR” the ratification of the selection of KPMG LLP as the Company’s independent auditors, and in their discretion upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

      With respect to brokers who are members of the New York Stock Exchange, the New York Stock Exchange Rules (“NYSE Rules”) generally require that when shares are registered in street or nominee name, its member brokers must receive specific instructions from the beneficial owners in order to vote on certain proposals. However, the NYSE Rules do not require specific instructions in order for a broker to vote on the election of the Class III directors and on ratification of the selection of the Company’s independent auditors. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on any proposal that does require specific instructions, those shares will not be considered as present and entitled to vote with respect to that matter. Pursuant to Delaware law, a broker non-vote will not be treated as present or voting in person or by proxy on the proposal.

      A stockholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy, or by attending the Annual Meeting and voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy card.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The Company’s By-Laws state that the Board of Directors shall consist of not less than one nor more than seven members. The specific number of Board members within this range is established by the Board of Directors and is currently set at six. There are currently four Board members and two vacancies. The Company’s Certificate of Incorporation provides that the Board shall be classified into three classes of directors, which classes serve staggered three-year terms. The Board currently consists of one Class I director, one Class II director and two Class III directors. There is currently one vacancy in the Class I directors and one vacancy in the Class II directors. The current term of the Class I director expires at the Annual Meeting of Stockholders to be held in 2003, the current term of the Class II director expires at the Annual Meeting of Stockholders to be held in 2004, and the current term of each Class III director expires at the May 20, 2002 Annual Meeting of Stockholders. The Board of Directors is proposing Douglas B. Otto and Gene E. Burleson, who are now serving as Class III directors, for re-election as Class III directors at the Annual Meeting. Each of the Class III directors elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2005, until such director’s successor has been duly elected and qualified or until such director has otherwise ceased to serve as a director. To the Company’s knowledge, each nominee is and will be available to serve. The nominees have supplied the following background information to the Company:

		Principal Occupation During the Last 5 Years,
		Other Business	Director
Name	Age	Experience and Directorships	Since

Douglas B. Otto	50	Co-founder of the Company in 1973 and an executive officer of the Company since that time, Chairman of the Board and Chief Executive Officer of the Company since 1982, President from March 1999 through February 2000 and from 1982 through May 1998, and Chief Financial Officer from June 1990 through December 1992.	1982

Gene E. Burleson	61	Chairman of the Board of Mariner Post-Acute Network, Inc., a provider of post-acute health care services, since January 2000, Chief Executive Officer and a Director of Vitalink Pharmacy Services, Inc. a provider of pharmacy services to nursing facilities, from February 1997 to August 1997, Chief Executive Officer and a Director of GranCare, Inc., a provider of routine and specialty medical care and rehabilitative services, from December 1990 to February 1997 and Chairman of the Board of GranCare, Inc. from January 1994 to November 1997. He is currently also a director of Alterra Healthcare Corporation and THCG, Inc.	1993

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE

“FOR” THE ELECTION OF THE ABOVE NOMINEES.

MANAGEMENT

      The directors and executive officers of the Company are set forth below. The following table includes information with respect to each director and executive officer of the Company.

			Class of
Name	Age	Position	Director

Douglas B. Otto	50	Chairman of the Board and Chief Executive Officer	III

Peter C. Benjamin	58	President and Chief Operating Officer

M. Scott Ash	37	Chief Financial Officer and Assistant Secretary

Patrick C. Devaney	47	Senior Vice President and Vice President–Global Sourcing, Production and Development

Joseph E. Nida	62	Secretary

Gene E. Burleson	61	Director	III

Rex A. Licklider	59	Director	II

John M. Gibbons	53	Director	I

      Douglas B. Otto, co-founder of the Company in 1973, has served as an executive officer since that time and as Chairman of the Board and Chief Executive Officer since 1982. He has also served as President from March 1999 through February 2000 and from 1982 through May 1998, and served as Chief Financial Officer from June 1990 through December 1992.

      Peter C. Benjamin joined the Company in July 1997 to direct the Company’s distribution efforts throughout Japan. He has been President since March 2000, Chief Operating Officer since March 1999, and served as a Vice President from March 1999 through March 2000. Mr. Benjamin has been President since 1993 of Pacific Resources Holding, Inc., an agency for the Japanese outdoor market. Previously, he was Chief Operating Officer for The North Face, Inc. from March 1992 to March 1993 and was a Vice President of Odyssey USA, Inc., from January 1991 to March 1992.

      M. Scott Ash has been Chief Financial Officer since January 1997, Assistant Secretary since December 1999 and was Secretary from March 1999 to December 1999. Prior to such time, Mr. Ash served as Controller of the Company, beginning in January 1993. Prior to joining the Company, he was employed by Dole Food Company, Inc. from August 1992 to January 1993 as Manager of Corporate Reporting. Previously, he was a Senior Manager at KPMG LLP where he was employed from September 1986 to August 1992. Mr. Ash is a Certified Public Accountant.

      Patrick C. Devaney has been the Company’s Senior Vice President since March 2000 and served as Vice President — Global Sourcing, Production and Development since November 1997. Prior to joining the Company, Mr. Devaney was employed by Mizuno USA where he was Director of Global Footwear from February 1990 to June 1997 and was a Global Product/ Marketing Manager for Reebok International from 1985 to December 1989.

      Joseph E. Nida has been Secretary of the Company since December 1999. Mr. Nida has been a partner in the law firm of Sheppard, Mullin, Richter & Hampton, LLP (“SMRH”), the Company’s outside general counsel, since SMRH acquired Nida & Maloney LLP in September 2001. Previously, Mr. Nida was Chairman of the law firm of Nida & Maloney, LLP since its formation in 1994. Mr. Nida also acts as Corporate Secretary for another NASDAQ-NMS company, Miravant Medical Technologies. He is also a founder and secretary of Santa Barbara Technology Group, a technology incubator company.

      Gene E. Burleson has been a Director of the Company since September 1993. Mr. Burleson has been Chairman of Mariner Post-Acute Network, Inc. since January 2000 and is a Director of Alterra Healthcare Corporation and THCG, Inc. From February 1997 to August 1997, Mr. Burleson was Chief Executive Officer and a Director of Vitalink Pharmacy Services, Inc., a provider of pharmacy services to nursing facilities. From October 1989 to February 1997, Mr. Burleson was employed by GranCare, Inc., a provider of routine and specialty medical care and rehabilitative services, where he served as Chief Executive Officer and Chairman of the Board.

      Rex A. Licklider has been a Director of the Company since September 1993. From 1975 until February 1992, Mr. Licklider served as Chairman of the Board and Chief Executive Officer of Com Systems, Inc., a long distance telecommunications company. From February 1992 to January 1993, Mr. Licklider was Chairman of the Board of Resurgens Communications Group, with whom Com Systems, Inc. had merged. He has been Co-CEO of The Sports Club Company since February 2000 and Vice Chairman since 1994. Mr. Licklider is a founder and Partner of Pentium Investments, Inc. and a Director of The Sports Club Company.

      John M. Gibbons has been a Director of the Company since July 2000. Since June 2000, Mr. Gibbons has been Vice Chairman of TMC Communications, Inc., a long distance, data and internet services provider and has been its Chief Executive Officer since August 2001. From June 2000 to August 2001 he was President of TMC Communications, Inc. Mr. Gibbons was Vice Chairman of Assisted Living Concepts, Inc., a national provider of assisted living services from March 2000 to December 2001. Previously, Mr. Gibbons was employed by The Sports Club Company, a developer and operator of health and fitness clubs, where he was Chief Executive Officer and a member of the board of directors from June 1999 to February 2000 and was President and Chief Operating Officer from June 1995 to June 1999.

      For information concerning beneficial ownership of Common Stock by directors and executive officers, see “Security Ownership of Certain Beneficial Owners and Management” below.

CERTAIN RELATIONSHIPS

      Joseph E. Nida is a partner in the law firm of Sheppard, Mullin, Richter & Hampton LLP, the Company’s general counsel, and was Chairman of the law firm of Nida & Maloney LLP prior to its acquisition by Sheppard, Mullin, Richter & Hampton LLP in September 2001. The Company paid these firms an aggregate of approximately $72,000 for legal services rendered during 2001.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND

COMMITTEES OF THE BOARD OF DIRECTORS

Committees of the Board

      The Company has an Audit Committee and a Compensation Committee. The Company does not have a nominating committee or a committee performing the functions of such committee.

      Audit Committee — The Board has a standing Audit Committee that reviews the audit and control functions of the Company, the Company’s accounting principles, policies and practices and financial reporting, the scope of the audit conducted by the Company’s auditors, the fees and all non-audit services of the independent auditors and the independent auditors’ opinion and letter of comment to management and management’s response thereto. The committee met eight times during 2001. At the date of this Proxy Statement, Mr. Gibbons was Chairman of the Audit Committee and the committee was comprised of Messrs. Burleson, Licklider, and Gibbons.

      Compensation Committee — The Board’s Compensation Committee (the “Compensation Committee”) reviews and recommends to the Board the salaries, bonuses and prerequisites of the Company’s executive officers. The Compensation Committee also reviews and recommends to the Board any new compensation or retirement plans and administers the Company’s 1993 Employee Stock Incentive Plan (the “1993 Plan”) and the Company’s 1995 Employee Stock Purchase Plan (the “Stock Purchase Plan”). The committee met four times during 2001. At the date of this Proxy Statement, Mr. Burleson was Chairman of the Compensation Committee and the committee was comprised of Messrs. Burleson, Licklider, and Gibbons.

Director Attendance

      In 2001, the Company held six meetings of the Board of Directors. During 2001, all of the directors attended at least 75% of the aggregate of the meetings of the Board and of the committees of which they were members, except that Mr. Karl F. Lopker, who is no longer a member of the Board of Directors, attended 40% of the aggregate of the meetings prior to the expiration of his term on the Board.

Director Compensation

      Standard Compensation — Directors who are not employees of the Company or its subsidiaries (“Nonemployee Directors”) receive an annual retainer to be paid as follows: $11,000 in cash, or, at the option of a Nonemployee Director, exercised ten days prior to the start of each year, in Common Stock of the Company at a 20% discount off the price of the shares at the closing price at the beginning of the year; and 2,000 shares of the Common Stock of the Company per year. On January 1, 1999 and every three years thereafter, the Board sets the number of shares for the following three years. For 2002 through 2004, the Board reaffirmed the terms above. Additionally, Nonemployee Directors receive $1,500 for each meeting of the Board and $1,000 for each separately scheduled committee meeting that they attend plus reimbursement of any expenses they may incur with respect to such meetings. Committee Chairmen receive additional annual retainer fees of $4,000. Directors who are employees of the Company or its subsidiaries serve as directors without compensation.

      Stock Options — Nonemployee Directors receive additional compensation in the form of stock options granted automatically under the 1993 Plan. Upon their initial election to the Board of Directors, Nonemployee Directors automatically receive options to purchase 10,000 shares of Common Stock. Such options vest in annual one-third installments, with the first such installment vesting on the first anniversary of the date of grant of such option. In addition, beginning on the fourth annual meeting of stockholders after a Nonemployee Director is first elected, such Nonemployee Director will automatically be granted each year options to purchase 2,000 shares of Common Stock. Such additional options will be fully vested and exercisable at the time of grant. All options granted to Nonemployee Directors have an exercise price equal to the fair market value of the shares on the date they are granted.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth for the years ended December 31, 2001, 2000 and 1999, the reportable compensation paid or awarded to the Chief Executive Officer and to the only other executive officers of the Company who were executive officers of the Company at December 31, 2001 and received compensation in excess of $100,000 in such year (the “Named Executive Officers”).

Summary Compensation Table

					Long-Term
					Compensation

		Annual Compensation			Securities
					Underlying
				Other Annual	Options/SARs	All Other
Name and principal position	Year	Salary	Bonus	Compensation	(#)	Compensation

Douglas B. Otto	2001	$345,000	$18,000	—	100,000	$104,000	(1)
Chief Executive Officer	2000	275,000	320,000	—	—	109,000	(1)
	1999	275,000	—	—	25,000	113,000	(1)

Peter C. Benjamin	2001	260,000	14,000	—	80,000	—
President and Chief Operating	2000	180,000	115,000	—	—	—
Officer	1999	160,000	144,000	—	155,000	13,000	(2)

M. Scott Ash	2001	146,000	14,000	—	50,000	—
Chief Financial Officer	2000	135,000	27,000	—	—	—
	1999	113,000	17,000	—	25,000	—

Patrick C. Devaney	2001	157,000	14,000	—	50,000	—
Senior Vice President and Vice	2000	140,000	24,000	—	—	—
President–Global Sourcing,	1999	113,000	17,000	—	25,000	—
Production and Development

(1)	In 1997, the Company entered into a split-dollar life insurance agreement with a trust established by Douglas B. Otto, pursuant to which the Company and the trust will share in the premium costs of life insurance policies that pay cumulative death benefits upon the death of Mr. Otto. The portion of the premium equal to the value of the economic benefit is paid by the trust, with the Company paying the remainder of the premiums. The amounts above, $104,000 in 2001, $109,000 in 2000 and $113,000 in 1999, reflect the present value of the economic benefit to Mr. Otto of the portion of the premium paid by the Company in 2001, 2000, and 1999, respectively. Upon surrender of the policy or payment of the death benefits thereunder, the Company is entitled to repayment of an amount equal to the cumulative payments previously paid by the Company.

(2)	In connection with Mr. Benjamin’s acceptance of the Chief Operating Officer position in March 1999, the Company reimbursed him for $13,000 of relocation costs in 1999.

      The following table sets forth information with respect to options to purchase shares of the Company’s Common Stock granted in 2001 to the Named Executive Officers.

Stock Option Grants in 2001

					Potential Realizable
		% of Total			Value at Assumed
		Options			Rates of Stock
		Granted			Appreciation for
		to	Exercise		Option Term(1)
	Options	Employees	Price	Expiration
Name	Granted(#)	in 2001	(per share)	Date	5%	10%

Douglas B. Otto	50,000	9.5%	$4.03	1/25/2011	$127,000	$321,000
	50,000	9.5%	3.60	12/10/2011	113,000	287,000

Peter Benjamin	40,000	7.6%	4.03	1/25/2011	101,000	257,000
	40,000	7.6%	3.60	12/10/2011	91,000	229,000

Scott Ash	25,000	4.8%	4.03	1/25/2011	63,000	161,000
	25,000	4.8%	3.60	12/10/2011	57,000	143,000

Pat Devaney	25,000	4.8%	4.03	1/25/2011	63,000	161,000
	25,000	4.8%	3.60	12/10/2011	57,000	143,000

(1)	The 5% and 10% assumed rates of appreciation are specified under the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future Common Stock price.

      The following table sets forth, for the Named Executive Officers, information with respect to options exercised, unexercised options and year-end option values, in each case with respect to options to purchase shares of the Company’s Common Stock.

Aggregated Option Exercises in 2001 and

2001 Year-End Option Values

			Number of Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		December 31, 2001(#)		December 31, 2001
	Acquired on	Value
Name	Exercise(#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Douglas B. Otto	—	$—	170,000	135,000	$281,000	$140,000

Peter C. Benjamin	37,500	81,000	99,500	133,000	175,000	168,000

M. Scott Ash	—	—	83,000	57,000	96,000	47,000

Patrick C. Devaney	—	—	71,000	59,000	96,000	47,000

Employment Agreements

      Effective January 1992, Douglas B. Otto entered into an employment agreement with the Company, which was subsequently extended through 2004. For 2002, Mr. Otto’s compensation includes a base salary of $345,000 and a target bonus of $207,000, based upon the achievement of certain performance criteria. In the event that performance targets are surpassed, the bonus earned can exceed the target bonus amount. The Compensation Committee will adjust the base salary and re-establish a target bonus amount annually beginning in 2003. If Mr. Otto’s employment agreement is terminated for any reason, including “For Cause” as defined therein, Mr. Otto will receive an annual payment of $345,000, adjusted annually for any increase in the Consumer Price Index, plus his existing employee benefits for three years from the date of termination. After any termination of employment, Mr. Otto may not compete with the Company for one year in the United States (except in Montana and Wyoming). The Company may not terminate his employment agreement except “For Cause.”

      In March 1999, Peter C. Benjamin entered into an employment agreement with the Company through December 31, 2000, which was subsequently extended through 2002. The agreement provides for a base salary of $260,000 in 2001 and $283,000 in 2002. The agreement also provides for a target bonus of $135,000 in 2001 and a target bonus of $142,000 in 2002, all based upon the achievement of certain performance criteria. In the event that performance targets are surpassed, the bonus earned can exceed the target bonus. In the event that termination of employment occurs for reasons other than: (1) cause, or (2) voluntary termination, he will receive nine months’ severance plus committed incentives. In the event that there is a change of control and termination, or constructive termination, Mr. Benjamin will receive eighteen months of severance, including earned bonuses, plus the acceleration of vesting of all stock options.

      The other officers of the Company do not have employment agreements with the Company and serve at the pleasure of the Board.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

      The Compensation Committee (the “Committee”) of the Board of Directors, consists entirely of directors who have never served as officers or employees of the Company or any of its subsidiaries, except that Mr. Lopker, who was a member of the Compensation Committee until May 2001 when his term as a Board member expired, was formerly the President of the Company from 1976 to 1982. The Committee determines and administers the compensation of the Company’s executive officers. Set forth below are the principal factors underlying the Committee’s philosophy used in setting compensation.

      Compensation Philosophy — At the direction of the Board of Directors, the Committee endeavors to ensure that the compensation programs for executive officers of the Company and its subsidiaries are competitive and consistent in order to attract and retain key executives critical to the Company’s long-term success. The Committee believes that the Company’s overall financial performance should be an important factor in the total compensation of executive officers. At the executive officer level, the Committee has a policy that a significant proportion of potential total compensation should consist of variable, performance-based components, such as stock options, stock awards and bonuses, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management’s commitment to enhancement of profitability and stockholder value.

      The Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the chief executive officer and other executive officers. The Committee considers such corporate performance measures as net sales, net income, earnings per share and similar quantitative measures. The Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to industry and community development. For 2001, the most important qualitative factors in determining incentive compensation awards to executive officers were the Committee’s assessments of their contributions to the Company’s sales, net earnings per share, stockholder value, and improvements and efficiencies in operations.

      The Committee also evaluates the total compensation of the Company’s chief executive officer and other executive officers in light of information regarding the compensation practices and corporate financial performance of similar companies in the Company’s industry. However, the Committee does not target a specific percentile range within the peer group compensation structure in determining compensation for executive officers. From time to time, the Committee also receives assessments and advice regarding the Company’s compensation practices from independent compensation consultants.

      Relationship of Performance to Compensation — Compensation that may be earned by the executive officers in any fiscal year consists of base salary, cash bonus and stock options. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance. The Committee focuses primarily on total annual compensation, including incentive awards and cash bonuses, rather than base salary alone, as the appropriate measure of executive officer performance and contribution.

      The executive officers receive incentive compensation awards based on individual goals and milestones established for each officer at the beginning of each year and other factors as determined by the Committee. Such officers receive compensation for the subsequent attainment of these goals.

      The 1993 Plan authorizes the Committee to make grants and awards of stock options, stock appreciation rights, restricted stock and other stock-based awards. The Committee grants stock options to executive officers, as well as other employees and consultants of the Company and its subsidiaries below the executive officer level. Executive officers are eligible to receive stock option grants, which the Committee approves from time to time as it deems appropriate.

      In approving grants and awards under the 1993 Plan, the quantitative and qualitative factors and industry comparisons outlined above will be considered. The number of options previously awarded to and held by executive officers is reviewed but is not an important factor in determining the size of current option grants.

      To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread of exercise of non-qualified options) depend upon the timing of an executive’s vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee’s control also affect the deductibility of compensation.

      Chief Executive Officer Compensation — Douglas B. Otto entered into an employment agreement, effective January 1992, and subsequently extended through 2004. For 2001, his employment agreement provides for an annual salary of $345,000, and a target bonus of $175,000, based on an assessment and recommendation performed by an independent compensation consultant. The amounts of Mr. Otto’s bonuses are determined by the Compensation Committee and are based upon a combination of factors, weighted heavily toward the sales and operating results of the Company.

      For 2001, the Committee based the majority of Mr. Otto’s bonus on several criteria established at the beginning of the year which were focused primarily on the Company’s ability to achieve targeted goals for sales, open orders and earnings per share. Given the recent unanticipated world events, 2001 was a challenging year for many reasons, including those outside the control of the Company’s management. Nevertheless, the Company experienced declines in the three previously established performance measures in 2001, and Mr. Otto’s bonus continued to be determined based on those criteria. However, the Committee does recognize Mr. Otto’s continuing contributions to the Company including his contributions to the Company’s ability to strengthen its balance sheet; generate strong operating cash flows; and re-design and expand its product offering into new categories including the trail running and rugged outdoor markets. In recognition of his efforts, the Committee granted Mr. Otto 100,000 stock options during fiscal 2001.

      In December 2001 and in February 2002, the Committee established the compensation of the Company’s Chief Executive Officer and its other executive officers for fiscal year 2002. In each case, the Committee’s decision was based upon the principles and procedures outlined above.

COMPENSATION COMMITTEE
Gene E. Burleson, Chairman
John M. Gibbons
Rex A. Licklider

      The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Compensation Committee Interlocks and Insider Participation

      As of the date of this Proxy Statement, the members of the Compensation Committee were Messrs. Burleson, Licklider and Gibbons, none of whom was an officer or employee of the Company or any of its subsidiaries during fiscal year 2001 or is a former officer or employee of the Company or any of its subsidiaries.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is currently composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.

      Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

      In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2001 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) which includes, among other items, information regarding the conduct of the audit of the Company’s financial statements. The Audit Committee also received written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm’s independence from the Company and its management. The Audit Committee has further considered the compatibility of the services provided by KPMG LLP with that firm’s independence.

      Based upon the Audit Committee’s review and discussions with management and independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

John M. Gibbons, Chairman
Gene E. Burleson
Rex A. Licklider

Audit and Non-audit Fees

      For the year ended December 31, 2001 KPMG LLP billed the Company for services rendered for the audit of the Company’s financial statements and for other services rendered. For 2001, fees for the annual financial statement audit were $169,000, and all other fees were $175,000. Audit services primarily consisted of the Company’s annual audit, statutory audits of its overseas subsidiaries and quarterly reviews of its consolidated financial statements. Non-audit services primarily consisted of planning and compliance services for income taxes and customs matters.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

      Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of the Nasdaq Composite Index and a peer group index for the five-year period commencing December 31, 1996 and ending December 31, 2001. The data represented below assumes $100 invested in each of the Company’s Common Stock, the Nasdaq Composite Index and the peer group index on December 31, 1996. The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either of such Acts.

Comparison of Total Return (Assuming Dividend Reinvestment)

	Deckers Outdoor
	Corporation	Nasdaq Composite	Athletic Shoe Composite

December 31, 1996	100.0	100.0	100.0
December 31, 1997	109.1	122.3	70.8
December 31, 1998	31.8	172.5	62.3
December 31, 1999	38.2	304.3	76.6
December 31, 2000	76.4	191.3	103.3
December 31, 2001	61.8	152.5	93.1

*	Athletic Shoe Composite peer group index consisting of Saucony Inc., K-Swiss, Nike Inc., Reebok International Ltd., Rocky Shoes & Boots, Inc., The Stride Rite Corporation, The Timberland Company, Vans Inc., Wolverine World Wide Inc., Fila Holding SPA, and Kenneth Cole Productions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following security ownership information is set forth, as of February 28, 2002, with respect to certain persons or groups known to the Company to be beneficial owners of more than 5% of the Company’s outstanding Common Stock and with respect to each director of the Company, each of the Named Executive Officers, and all current directors, nominees and executive officers as a group (eight persons). Other than as set forth below, the Company is not aware of any other person who may be deemed to be a beneficial owner of more than 5% of the Company’s Common Stock.

Name and Address of	Amount and Nature of
Beneficial Owner(1)	Beneficial Ownership(2),(5)	Percent of Class

Douglas B. Otto(3)	3,318,450	34.9%

Peter C. Benjamin	151,000	1.6%

M. Scott Ash	88,000	*

Patrick C. Devaney	86,000	*

Gene E. Burleson	128,039	1.4%

Rex A. Licklider(4)	300,940	3.2%

John M. Gibbons	11,109	*

Dimensional Fund Advisors, Inc.(6)	535,300	5.7%

Mark Thatcher(7)	578,473	6.1%

All directors and executive officers as a group (eight persons)	4,462,138	45.3%

(1)	The address of each beneficial owner is 495-A South Fairview Avenue, Goleta, California 93117, unless otherwise noted.

(2)	Unless otherwise noted, sole voting and dispositive power are possessed with respect to all shares of Common Stock owned.

(3)	Includes (a) 2,452,750 shares held by the Douglas B. Otto Trust as to which Mr. Otto has sole voting and investment power, (b) 268,750 shares held as trustee for the Tiffany Jade Otto Trust, of which Mr. Otto has sole voting and investment power, (c) 268,750 shares held as trustee for the Ty Dylan Bard Otto Trust, of which Mr. Otto has sole voting and investment power, (d) 64,200 shares held by the Edgecliff Foundation, a charitable foundation formed by Mr. Otto, of which Mr. Otto is the Chairman of the Board of Directors, and (e) 84,000 shares held by Mr. Otto’s wife. Mr. Otto disclaims ownership of the shares held by his wife.

(4)	Includes 279,607 shares held by the Licklider Living Trust as to which Mr. Licklider has joint voting and investment power.

(5)	Includes shares under stock options that are presently exercisable or are exercisable within 60 days for the following: Douglas B. Otto — 180,000; Peter C. Benjamin — 133,500; M. Scott Ash — 88,000; Patrick C. Devaney — 78,000; Gene E. Burleson — 21,333; Rex A. Licklider — 21,333; John M. Gibbons — 3,333; and all directors and executive officers as a group — 532,599.

(6)	This information is based solely on a Schedule 13G filed by Dimensional Fund Advisors, Inc. on January 30, 2002. The fund’s address is 1299 Ocean Ave., 11th Floor, Santa Monica, California 90401.

(7)	Includes (a) 428,473 shares and (b) 150,000 stock options that are presently exercisable, all of which were issued in connection with the Teva License Agreement dated June 7, 1999. Mr. Thatcher’s address is: P.O. Box 968, Flagstaff, Arizona 86002.

*	Percentage of shares beneficially owned does not exceed 1% of the class so owned.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors, executive officers and persons who own more than 10% of the Common Stock (collectively “Section 16 Persons”) to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the Securities and Exchange Commission as well as the Company.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations from each Section 16 Person known to the Company that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its Section 16 Persons were complied with except that Douglas Otto filed Form 4’s on December 18, 2001 and January 9, 2002 reporting the sale of 8,000 shares of Common Stock which were due to be reported on December 10, 2001 and Peter Benjamin filed a Form 4 on April 4, 2002 reporting the exercise of employee stock options for the purchase of 37,500 shares of Common Stock which was due to be reported on July 10, 2001.

PROPOSAL NO. 2

INDEPENDENT AUDITORS

      For the 2001 fiscal year, KPMG LLP provided audit services which included examination of the Company’s annual consolidated financial statements. Upon the recommendation of the Audit Committee, the Board has selected KPMG LLP to provide audit services to the Company and its subsidiaries for the fiscal year ending December 31, 2002. The stockholders are being requested to ratify such selection at the Annual Meeting. A representative of KPMG LLP will attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate stockholder questions.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE ELECTION OF KPMG LLP AS THE
COMPANY’S INDEPENDENT AUDITORS.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

FOR 2003 ANNUAL MEETING

      Any proposal relating to a proper subject which an eligible stockholder may intend to present for action at the Company’s 2003 Annual Meeting of Stockholders and which such stockholder may wish to have included in the proxy materials for such meeting in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act must be received as far in advance of the meeting as possible in proper form by the Secretary of the Company at 495-A South Fairview Avenue, Goleta, California 93117 and in any event not later than December 13, 2002. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

OTHER BUSINESS OF THE ANNUAL MEETING

      Management is not aware of any matters to come before the Annual Meeting or any postponement or adjournment thereof other than the election of directors and the ratification of the selection of the Company’s independent auditors. However, inasmuch as matters of which management is not now aware may come before the meeting or any postponement or adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by proxy directly on such matter. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

MISCELLANEOUS

      The solicitation of proxies is made on behalf of the Company and all the expenses of soliciting proxies from stockholders will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons.

BY ORDER OF THE BOARD OF DIRECTORS

DOUGLAS B. OTTO
Chairman of the Board and
Chief Executive Officer

Goleta, California

April 11, 2002

PROXY

DECKERS OUTDOOR CORPORATION
495-A South Fairview Avenue
Goleta, California 93117

This Proxy is solicited on Behalf of the Board of Directors of Deckers Outdoor Corporation. The undersigned hereby appoints Douglas B. Otto and M. Scott Ash, and each of them, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of common stock of Deckers Outdoor Corporation held of record by the undersigned on March 22, 2002, at the Annual Meeting of Shareholders to be held on May 20, 2002 and any postponements or adjournments thereof.

PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

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Please mark your vote as indicated in the example.	☒

WITHHOLD
		FOR	AUTHORITY
		the nominees	to vote for the
		listed below	nominees listed below
1.	ELECTION OF CLASS III DIRECTORS: Instruction: To withhold authority to vote for a nominee listed below, strike a line through the nominee's name.	☐	☐
Nominees: Douglas B. Otto Gene E. Burleson

		FOR	AGAINST	ABSTAIN
2.	TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.	☐	☐	☐
3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

	YES	NO
Do You Plan to Attend the Meeting?	☐	☐
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxies will vote for the nominees listed above, for the ratification of the selection of KPMG LLP as the Company's independent auditor and in their discretion on matters described in Item 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

Signature(s)  ___________________________________________________________________  Dated  _____________  2002

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

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